Exhibit 21

Subsidiaries of the Registrant

Subsidiary	Trade name(s)	Jurisdiction of Incorporation

Ark 37 38 Events, LLC Ark AC Burger Bar LLC Ark Atlantic City Corp.	N/A Broadway Burger Bar and Grill Gallagher’s Burger Bar	Delaware New Jersey Delaware
Ark Atlantic City Restaurant Corp.	Gallagher’s Steakhouse	Delaware
Ark Basketball City Corp. Ark Boston RSS Corp.	N/A Durgin Park and Blackhorse Tavern	New York Delaware
Ark Bryant Park LLC	Bryant Park Grill & Café	Delaware
Ark Bryant Park Southwest LLC Ark Causeway Real Estate LLC Ark Connecticut Corp.	Southwest Porch N/A N/A	Delaware Delaware Delaware
Ark Connecticut Branches Corp.	The Grill at Two Trees	Delaware
Ark Connecticut Investment LLC	N/A	Delaware
Ark Connecticut Investment I LLC	N/A	Delaware
Ark Connecticut Pizza LLC	N/A	Delaware
Ark Connecticut Poker LLC	N/A	Delaware
Ark D.C. Kiosk, Inc. Ark Fifth Avenue Corp.	Center Cafe N/A	District of Columbia New York
Ark Gulf Shores Real Estate LLC	N/A	Delaware
Ark Hollywood/Tampa Corp.	N/A	Delaware
Ark Hollywood/Tampa Investments LLC Ark Hollywood LLC Ark Island Beach Resort LLC Ark Jupiter RI, LLC	N/A N/A N/A N/A	Delaware Delaware Delaware Delaware
Ark Las Vegas Restaurant Corp.	N/A	Nevada
Ark Mad Events LLC	N/A	Delaware
Ark Meadowlands LLC	N/A	Delaware
Ark Museum LLC	Robert	Delaware
Ark Operating Corp.	El Rio Grande	New York
Ark Oyster House Causeway II, LLC	The Original Oyster House	Delaware
Ark Oyster House Gulf Shores I, LLC	The Original Oyster House	Delaware
Ark Potomac Corporation	Sequoia	District of Columbia
Ark Rio Corp.	El Rio Grande	New York
Ark Rustic Inn LLC	N/A	Delaware
Ark Rustic Inn Real Estate	N/A	Delaware
Ark Shuckers LLC Ark Shuckers Real Estate LLC Ark Southwest D.C. Corp.	N/A N/A Thunder Grill	Delaware Delaware District of Columbia
Ark Superb Foods, LLC Ark Union Station, Inc.	N/A America	Delaware District of Columbia
ArkMod LLC	N/A	New York
Chefmod LLC	N/A	New York
Clyde Ark LLC	Clyde Frazier’s Wine and Dine	New York

Las Vegas America Corp.	America	Nevada
Las Vegas Festival Food Corp.	(1) Gonzalez y Gonzalez and (2) Village Eateries (New York-New York Hotel Food Court) (3) Broadway Burger Bar	Nevada
Las Vegas Planet Mexico Corp.	Yolos	Nevada
Las Vegas Steakhouse Corp.	Gallagher’s Steakhouse	Nevada
Las Vegas Venice Deli Corp.	Towers Deli (Venetian Food Court)	Nevada
Las Vegas Venice Food Corp.	Shake N Burger (Venetian Food Court)	Nevada
Las Vegas Whiskey Bar, Inc.	VBAR	Nevada
MEB on First LLC Rio Restaurant Associates, L.P. Rio Restaurant Associates Holdings, L.P.	Canyon Road Grill N/A N/A	New York New York New York